AMENDMENT NO. 1
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               COLONIAL TRUST VII


         WHEREAS, Section 1 of Article I of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated October 30, 1998, as amended, of Colonial Trust VII (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Colonial Trust VII, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Liberty Funds Trust VII" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Liberty Funds Trust VII" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of April 1, 1999.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this April 1, 1999.


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Robert J. Birnbaum                               William E. Mayer
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Tom Bleasdale                                    James L. Moody, Jr.
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John V. Carberry                                 John J. Neuhauser
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Lora S. Collins                                  Thomas E. Stitzel
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James E. Grinnell                                Robert L. Sullivan
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Richard W. Lowry                                 Anne-Lee Verville
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Salvatore Macera
Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

         Then personally appeared the above-named Trustees and executed Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust of Colonial Trust VII as their free act and deed, before me, this March 18, 1999.
                                              Mary P. Mahoney
                                              Notary Public

                                              My Commission Expires:  2/22/2002